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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 --------

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                            September 17, 1999
             Date of Report (Date of Earliest Event Reported)



                    PACIFIC REAL ESTATE INVESTMENT TRUST
           (Exact name of registrant as specified in its charter)



        California                  0-8725                94-1572930
(State or Other Jurisdiction      Commission            (IRS Employer
     of Incorporation)       file Identification     Identification No.)



                           1010 El Camino Real #210
                              Menlo Park CA 94025
                        (Address of executive offices)

                                (650) 327-7147
              Registrant's telephone number, including area code:


                                      N/A
         (Former Name or Former Address, If Changed Since Last Report)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS


     At a Special Meeting of Shareholders in Lieu of the Annual Meeting of Shareholders of Pacific Real Estate Investment Trust, a California real estate investment trust ("PREIT"), held on February 4, 1998, the shareholders of PREIT (the "Shareholders") voted in favor of a resolution approving the dissolution of PREIT, the orderly liquidation of the balance of PREIT's assets, and the distribution of the net proceeds to the Shareholders. Pursuant to such approval by the Shareholders, PREIT entered into the transactions described below.

     On August 18, 1998, the Trust purchased the fee title to the land at the Wanlass Shopping Center, located in San Pablo, California, for $1,780,000. This purchase was required under the terms of the then existing ground lease between the Trust and the ground lessor. The land was subsequently subdivided into three separate parcels described as Parcel I, II and III on the map of subdivision M.S. 354-98, filed on June 17, 1999 in book 177 of Parcel Maps, Page 1, Contra Costa Records. On September 17, 1999 the Trust sold Parcel III and conveyed fee title to Parcel III to Kwok Ying Wong, Margaret Wong, Jerry Lee and Angela C. Lee for $1,488,000 before sale costs. On September 24, 1999 the Trust sold Parcel I and conveyed fee title to Parcel I to Gabriel and Lai Har Chiu, Trustees for $524,013 before sale costs. The Trust has one remaining parcel, Parcel II that is in contract to close on September 30, 1999.

     In 1996, the Trust agreed to purchase a 20,000 square foot parcel of land it formerly leased, capable of supporting a 5,000 square foot commercial building, located at the periphery of Westwood Village Shopping Center in Redding, CA. The Limited Partnership which owned the land agreed to sell the parcel to the Trust in exchange for a payment equal to the current estimated value of the land at $200,000 plus a lease termination fee of $240,000, based on the Trust's residual rental commitment discounted to present value. The land acquisition and the lease termination fee were accrued in 1996 and paid in 1997. On August 11, 1999, the Trust transferred to Redding Oasis LLC, a California Limited Liability Company, this property described as Parcel A on Map #LS 66-87, filed December 23, 1987 in book 26 of Parcel Maps, Page 95, Shasta County Records, for $135,000.

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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, PREIT has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 1, 1999







                                      PACIFIC REAL ESTATE INVESTMENT TRUST



                                      By:     /s/ Robert C. Gould
                                            -------------------------------
                                            Robert C. Gould, Vice President